EXHIBIT 4.1

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                                     WARRANT

                               PURCHASE AGREEMENT

                                     between

                                    KFX INC.

                                       and

                                 FRANK CILLUFFO

                          dated as of January 10, 2002

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                                TABLE OF CONTENTS
                                                                            Page
                                                                            ----

1.   DEFINITIONS.............................................................1
         1.1.     Certain Definitions........................................1
         1.2.     Other Terms................................................1

2.   AUTHORIZATION AND SALE OF SECURITIES....................................2
         2.1.     Authorization..............................................2
         2.2.     Sale of the Warrant........................................2

3.   CLOSING.................................................................2

4.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY...........................2
         4.1.     Organization and Standing..................................3
         4.2.     Corporate Power............................................3
         4.3.     Authorization..............................................3

5.   INVESTMENT REPRESENTATIONS..............................................3
         5.1.     Accredited Investor; Experience; Risk......................3
         5.2.     Investment.................................................3
         5.3.     Restricted Securities; Rule 144............................3
         5.4.     Authorization..............................................4
         5.5.     Further Limitations on Disposition.........................4
         5.6.     Company Information........................................4

6.   CONDITIONS TO THE OBLIGATIONS OF THE INVESTOR...........................4
         6.1.     Representations and Warranties Correct.....................4
         6.3.     Covenants..................................................5

7.   CONDITIONS TO COMPANY'S OBLIGATIONS.....................................5
         7.1.     Representations Correct....................................5

8.   MISCELLANEOUS...........................................................5
         8.1.     Governing Law..............................................5
         8.2.     Survival...................................................5
         8.3.     Successors and Assigns.....................................5
         8.4.     Entire Agreement; Amendment................................5
         8.5.     Notices, etc...............................................6
         8.6.     Delays or Omissions........................................6
         8.7.     Counterparts...............................................6
         8.8.     Severability...............................................7

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          WARRANT PURCHASE AGREEMENT, dated as of January 10, 2002 (the
     "Agreement"), between KFx INC., a Delaware corporation (the "Company" or "KFx"), and FRANK CILLUFFO (the "Investor").

          In consideration of the mutual promises, covenants and conditions hereinafter set forth, the parties hereto mutually agree as follows:

1.   DEFINITIONS

          1.1. Certain Definitions. As used in this Agreement, the following
               -------------------
terms shall have the meanings set forth in this Section 1.1:

          1.1.1. "Closing" shall have the meaning specified in Section 3 of this Agreement.

          1.1.2. "Closing Date" shall have the meaning specified in Section 3 of this Agreement.

          1.1.3. "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

          1.1.4. "Common Stock" shall mean the common stock of the Company, $.001 par value per share.

          1.1.5. "Loan Note" shall mean the Loan Note by KFx to the Investor, dated as of January 10, 2002.

          1.1.6. "Pegasus" shall mean Pegasus Technologies, Inc., a South Dakota corporation, which is a majority owned subsidiary of KFx.

          1.1.7. "Securities" has the meaning specified in Section 4.3.

          1.1.8. "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

          1.1.9. "Warrant" shall mean the Common Stock Purchase Warrant of KFx Inc. dated January 10, 2002 issued to the Investor exercisable for 250,000 shares of Common Stock at an exercise price of $3.00 per share, subject to adjustment as set forth therein, a copy of which is attached hereto as Exhibit A.
     ---------

          1.2. Other Terms. Other terms used in this Agreement are defined in
               -----------
the context in which they are used and shall have the meanings therein indicated.

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2.   AUTHORIZATION AND SALE OF SECURITIES

          2.1. Authorization. Prior to the Closing, the Company shall have
               -------------
authorized the sale and issuance of the Warrant and shall have reserved the 250,000 shares of Common Stock issuable upon exercise of the Warrant.

          2.2. Sale of the Warrant. On the basis of the representations,
               -------------------
warranties and agreements contained herein, and subject to the terms and conditions hereof, at the Closing, the Company shall issue and sell to the Investor, and the Investor shall purchase from the Company, the Warrant, in consideration of the provision of an advance of $500,000 to Pegasus, pursuant to the Loan Note (the "Purchase Price").

          1.2. Legends. It is understood that each certificate representing the
               -------
Securities shall, unless registered under the Securities Act, bear a legend in the following form or substantially similar form (in addition to any legend required under applicable state securities laws):

          "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), OR ANY APPLICABLE STATE SECURITIES LAW AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISPOSITION MAY BE EFFECTED WITHOUT (A) AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR (B) AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS."

3.   CLOSING

          The closing of the purchase and sale of the Warrant being purchased by the Investor hereunder (the "Closing") shall be held at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, at Four Times Square, New York, New York, at 12:00 nooon on January 10, 2002 or at such other time and place as the Company and the Investor mutually agree (the "Closing Date"). At the Closing, the Company shall deliver to the Investor the Warrant being purchased by the Investor against payment of the Purchase Price.

4.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY

          The Company hereby represents and warrants to the Investor as follows:

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          4.1. Organization and Standing. The Company is a corporation duly
               -------------------------
organized, validly existing, and in good standing under the laws of the State of Delaware.

          4.2. Corporate Power. The Company has all requisite legal and
               ---------------
corporate power and authority to execute and deliver this Agreement, to sell and issue the Warrant and to carry out and perform its obligations under the terms of this Agreement, and the Warrant.

          4.3. Authorization. All corporate action on the part of the Company,
               -------------
its directors and stockholders necessary for the sale and issuance of the Warrant and the shares of Common Stock issuable upon exercise thereof (together, the "Securities") and the execution, delivery and performance of the Company's obligations under this Agreement and the Warrant and the reservation of the shares of Common Stock issuable upon exercise of the Warrant have been duly taken.

5.   INVESTMENT REPRESENTATIONS

          The Investor hereby represents and warrants to the Company, as of the Closing Date, as follows:

          5.1. Accredited Investor; Experience; Risk. The Investor is an
               -------------------------------------
"accredited investor" as such term is defined in Regulation D promulgated under the Securities Act and has not been organized for the specific purpose of acquiring the Securities. The Investor and his representatives have been solely responsible for the Investor's own "due diligence" investigations of the Company and its management and business, for his own analysis of the merits and risks of the investment, and for his own analysis of the fairness and desirability of the terms of the investment. The Investor has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks associated with the purchase of the Securities and of protecting his interests in connection therewith. The Investor is able to fend for himself in the transactions contemplated by this Agreement and has the ability to bear the economic risk of the investment, including complete loss of the investment.

          5.2. Investment. The Investor is acquiring the Securities for
               ----------
investment for his own account and not with a view to, or for resale in connection with, any distribution thereof, and he has no present intention of selling or distributing the Securities. The Investor understands that the Securities have not been registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent as expressed herein.

          5.3. Restricted Securities; Rule 144. The Investor understands that
               -------------------------------
the Securities are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations the Securities may be resold without registration under the Securities Act only in certain limited circumstances. The Investor acknowledges that the Securities

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must be held indefinitely unless subsequently registered under the Securities
Act or an exemption from such registration is available.

          5.4. Authorization. The Investor represents that he has the full
               -------------
right, power and authority to enter into and perform its obligations under this Agreement and that this Agreement when executed and delivered by the Investor will constitute a valid and binding obligation of the Investor, enforceable in accordance with its terms, subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors, rules of law governing specific performance, injunctive relief or other equitable remedies.

          5.5. Further Limitations on Disposition. Without in any way limiting
               ----------------------------------
the representations set forth above, the Investor further agrees not to make any disposition of all or any portion of the Securities unless and until either:

               (a) There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement or the provisions of Section 5.3 hereof; or

               (b) The Investor shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition. If, in the good faith determination of the counsel of the Company, there is a reasonable basis for the belief that such disposition would require registration under the Securities Act, the Company may require that Investor furnish the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration under the Securities Act.

          5.6. Company Information. The Investor has had an opportunity to
               -------------------
discuss the Company's business, management and financial affairs with directors, officers and management of the Company. The Investor has also had the opportunity to ask questions of, and receive answers from, the Company and its management regarding the terms and conditions of this investment.

6.   CONDITIONS TO THE OBLIGATIONS OF THE INVESTOR

          The obligations of the Investor to purchase the Warrant at the Closing are subject to the fulfillment on or prior to the Closing Date of all of the conditions set forth below in this Section 6.

          6.1. Representations and Warranties Correct. The representations and
               --------------------------------------
warranties made in Section 4 hereof shall be true and correct in all material respects when made, and shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as if they had been made on and as of the Closing Date.

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

          1.3. Warrant. The Company shall execute and deliver the Warrant.
               -------

          1.4. Covenants. All covenants, agreements and conditions contained in
               ---------
this Agreement to be performed by the Company on or prior to the Closing Date shall have been performed or complied with in all material respects.

7.   CONDITIONS TO COMPANY'S OBLIGATIONS

          The Company's obligation to sell the Warrant to the Investor at the Closing is subject to the fulfillment of the following conditions:

          7.1. Representations Correct. The representations made by such
               -----------------------
Investor in Section 5 hereof shall be true and correct in all material respects when made, and shall be true and correct in all material respects on the Closing Date with the same force and effect as if they had been made on the Closing Date.

          1.5. Investor Advance. The Investor shall provide the Company with
               ----------------
written evidence, in a form reasonably satisfactory to the Company, that the Investor has paid to KFx an advance of $500,000 pursuant to the Loan Note.

8.   MISCELLANEOUS

          8.1. Governing Law. This Agreement shall be governed in all respects
               -------------
by the laws of the State of New York, without regard to the conflict of laws rules of such jurisdiction.

          8.2. Survival. The representations, warranties, covenants and
               --------
agreements made in Sections 4 and 5 hereof shall survive the Closing.

          8.3. Successors and Assigns. Except as otherwise provided herein, the
               ----------------------
provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

          8.4. Entire Agreement; Amendment. This Agreement and the other
               ---------------------------
documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way, including, without limitation, any summary of terms or similar agreement. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the Company and the Investor.

          8.5. Notices, etc. Any notice required or permitted pursuant to this
               ------------
Agreement shall be in writing and shall be deemed sufficient (i) immediately when delivered personally or by

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facsimile, (ii) twenty (20) hours after being deposited with an overnight courier service (e.g. Federal Express) for next day delivery, or (iii) forty-eight (48) hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, addressed as follows:

          If to the Investor:

          Frank Cilluffo
          181 Pleasant Street
          Portsmouth, NH 03801
          Phone: 603-433-0929
          Fax: 603-433-1979

          If to the Company:

          KFx Inc.
          3300 East First Avenue, Suite 290
          Denver, CO 80206
          Attention: Chief Executive Officer
          Phone: 303-293-2992
          Facsimile: 303-293-8430

          8.6. Delays or Omissions. No delay or omission to exercise any right,
               -------------------
power or remedy accruing to the Investor or the Company, upon any breach or default of the Company or the Investor, respectively, under this Agreement, shall impair any such right, power or remedy of the Investor or the Company, as the case may be, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of the Investor or the Company, of any breach or default under this Agreement by the Company or the Investor, respectively, or any waiver on the part of any holder of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to the Investor and to the Company, respectively, shall be cumulative and not alternative.

          8.7. Counterparts. This Agreement may be executed in any number of
               ------------
counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

          8.8. Severability. In the event that any provision of this Agreement
               ------------
becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided, however, that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

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

          IN WITNESS WHEREOF, the parties hereto have duly executed this Warrant Purchase Agreement, or have caused this Warrant Purchase Agreement to be fully executed on their behalf as of the date first set forth above.

                                               KFx INC.


                                               By:
                                                   -----------------------------
                                                    Name:
                                                    Title:


                                               INVESTOR


                                               By:
                                                   -----------------------------
                                                    Frank Cilluffo

                                    EXHIBIT A
                                    ---------

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), OR ANY APPLICABLE STATE SECURITIES LAW AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISPOSITION MAY BE EFFECTED WITHOUT (A) AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR (B) AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

                                                                  250,000 SHARES

                          COMMON STOCK PURCHASE WARRANT

                                   OF KFx INC.

                                January 10, 2002

        * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * *

     THIS IS TO CERTIFY that, for value received and subject to the provisions hereinafter set forth, Frank Cilluffo (the "Warrant Holder"), is entitled to purchase from KFx Inc., a Delaware corporation ("Company") two hundred fifty thousand (250,000) shares (the "Warrant Shares") of the Company's common stock, $.001 par value, (the "Common Stock" or "Shares"), for an aggregate purchase price equal to $3.00 multiplied by two hundred fifty thousand (250,000) shares ("Aggregate Original Warrant Price"), all on and subject to the terms, provisions and conditions hereinafter set forth. This Warrant may be exercised as to all or part (comprising a whole number) of the Shares represented hereby at any time or times before January 10, 2005 ("Expiration Date"). This Warrant shall be void and of no effect, and all rights, restrictions, and obligations hereunder shall cease to the extent not exercised prior to the Expiration Date.

                                   ARTICLE I.

                               EXERCISE OF WARRANT

     Section 1.1 Duration. Subject to the provisions of Sections 1.2 and 1.4 hereof, this Warrant may be exercised at any time on or after 9:00 a.m., Denver, Colorado time, on January 10, 2002 and at or before 5:00 p.m., Denver, Colorado time, on January 10, 2005 (or, if such day is not a business day, at or before 5:00 p.m., Denver, Colorado time, on the next following business day). If this Warrant is not exercised on or before the Expiration Date, it shall become void, and all rights hereunder shall thereupon cease.

     Section 1.2 Exercise of Warrant. Subject to the conditions contained herein, this Warrant may be exercised in whole or in part at any time or times before the Expiration Date by the surrender of this Warrant or any duly authorized replacements hereto (with a duly executed subscription agreement in the form attached hereto) at the principal office of the Company in Denver, Colorado, and upon payment to the Company of the Aggregate Original Warrant Price (or, if exercised in part, upon payment to the Company of the applicable proportionate part of the Aggregate Original Warrant Price) for each Share so purchased in lawful money of the United States, or by check, or postal or express money order payable in United States dollars to the order of the Company or by funds wired to an account as specified by the Company, and upon compliance with and subject to the conditions set forth herein.

     Upon receipt of this Warrant with the form of exercise duly executed and accompanied by payment of the Aggregate Original Warrant Price for the shares of Common Stock for which this Warrant is then being exercised, the Company will cause to be issued certificates for the total number of whole Warrant Shares (as provided in Article III hereof) for which this Warrant is being exercised in such denominations as are required for delivery to the

Warrant Holder, and the Company shall thereupon deliver such certificates to the Warrant Holder or the Warrant Holder's assignee.

     In case the Warrant Holder shall exercise this Warrant with respect to less than all of the shares of Common Stock that may be purchased under this Warrant, the Company will execute a new Warrant substantially in the form of this Warrant for the balance of the shares of Common Stock that may be purchased upon exercise of this Warrant and deliver such new Warrant to the Warrant Holder.

     The Company shall pay any and all transfer taxes payable in connection with the issue of this Warrant or the issue of any Warrant Shares upon exercise of this Warrant. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance or delivery of this Warrant or the Warrant Shares in a name other than that of the Warrant Holder at the time of surrender and, until the payment of such tax the Company, shall not be required to issue such Warrant Shares.

     Section 1.3 Warrant Holder Representation. Unless the issuance of the Warrant Shares shall have been registered under the Securities Act of 1933, as amended (the "1933 Act"), as a condition of its delivery of certificates for the Warrant Shares or upon the split-up, combination, exchange, transfer or loan of the Warrant, the Company may require the Warrant Holder (including the transferee of the Warrant in whose name the Warrant Shares are to be registered) to deliver to the Company, in writing, representations regarding the Warrant Holder's sophistication, investment intent, acquisition for the Warrant Holder's own account and such other matters as are reasonable and customary for purchasers of securities in an unregistered private offering.

     Section 1.4 Vesting. This Warrant shall vest and be exercisable effective January 10, 2002.

     Section 1.5 Exercise Price. The initial exercise price shall be $3.00 per share (the "Exercise Price").

                                  ARTICLE II.

                                 ANTIDILUTION

     Section 2.1 Subdivisions or Combinations. In case the Company shall at any time after the date of this Warrant (i) subdivide the outstanding Shares or (ii) combine the outstanding Shares into a smaller number of Shares, the Exercise Price and the number and kind of Shares receivable upon exercise, in effect at the time of the effective date of such subdivision or combination, shall be proportionately adjusted so that the holder of the Warrant exercised after such time shall be entitled to receive the same percentage and kind of shares which, if the Warrant had been exercised immediately prior to such date, the holder would have owned upon such exercise and been entitled to receive by virtue of such subdivision or combination. Such adjustment shall be made successively whenever any event listed above shall occur and shall be retroactive to the record date, if any, for such event. Any adjustment made pursuant to this
Section 2.1 shall become effective immediately upon the effective date of such event retroactive to the record date, if any, for such event. All calculations made under this Section 2.1 shall be made to the nearest cent or to the nearest Share, as the case may be.

     Section 2.2 Reorganization, Reclassification, Consolidation, Merger or Sales. In case of any capital reorganization of the Company, or of any reclassification of Shares (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of subdivision or combination), or in case of the consolidation of the Company with or the merger of the Company into any other person (other than a consolidation or merger in which the Company is the continuing corporation) or of the sale of the properties and assets of the Company as, or substantially as, an entirety to any other corporation, the Warrant shall after such reorganization, reclassification, consolidation, merger or sale be exercisable, upon the terms and conditions specified in this Warrant, for the number of shares of stock or other securities, cash or other property to which a holder of the number of Shares purchasable (at the time of such reorganization, reclassification, consolidation, merger or sale) upon exercise of the Warrant would have been entitled upon such reorganization, reclassification, consolidation, merger or sale; and in any such case, if necessary, the provisions set forth in this
Section 2.2 with respect to the
rights and interests thereafter of the holders of the Warrant shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any shares of stock or other securities, cash or other property thereafter deliverable on the exercise of the Warrant. The subdivision or combination of Shares at any time outstanding into a greater or lesser number of Shares shall not be deemed to be a reclassification of the Common Stock for the purposes of this Section 2.2. The Company shall not effect any such consolidation, merger or sale unless prior to or simultaneously with the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger or the person purchasing such assets or other appropriate corporation or entity shall assume, by written instrument executed and delivered to the Company's and successor person's transfer agent, if any, the obligation to deliver to the holders of the Warrant such shares of stock, other securities, cash or other property as, in accordance with the foregoing provisions, such holders may be entitled to purchase and the other obligations of the Company under this Warrant.

     Section 2.3 Notices to the Warrant Holder. Upon any adjustment of the Exercise Price or of the number or kind of Shares for which the outstanding Warrant may be exercised pursuant to Article II, the Company, within 20 calendar days thereafter, shall cause to be given to all of the holders of the Warrant, at such holders' addresses appearing on the register or other records maintained for such purpose, an officer's certificate showing the adjusted Exercise Price and setting forth in reasonable detail the method of calculation and the facts upon which such calculations are based and setting forth the number of Shares purchasable upon exercise of the Warrant after such adjustment. Where appropriate, such notice may be given in advance and included as a part of the notice required to be mailed under the other provisions of this Article II.

     In case:

          (a) of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the conveyance or transfer of the properties and assets of the Company as, or substantially as, an entirety, or of any capital reorganization or any reclassification of the Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination); or

          (b) of the voluntary or involuntary dissolution, liquidation or winding up of the Company;

then the Company shall cause to be mailed to the Warrant Holder at the Warrant Holder's address appearing on the register or other records maintained by the Company for such purpose, at least 20 calendar days (or 10 calendar days in any case specified in clauses (a) or (b) above) prior to the applicable record or effective date hereinafter specified a written notice stating the date on which any such consolidation, merger, conveyance, transfer, reorganization, reclassification, dissolution, liquidation or winding up is expected and that holders of record of shares of Common Stock shall be entitled to exchange such shares for securities, cash or other property, if any, deliverable upon such consolidation, merger, conveyance, transfer, reorganization, reclassification, dissolution, liquidation or winding up. The failure to give the notice required by this Section 2.3 or any defect therein shall not affect the legality or validity of any consolidation, merger, conveyance, transfer, reorganization, dissolution, liquidation or winding up or the vote upon any action.

                                 ARTICLE III.

                               FRACTIONAL SHARES

     Anything contained herein to the contrary notwithstanding, the Company shall not be required to issue any fraction of a share in connection with the exercise of this Warrant, and in any case where the Warrant Holder would, except for the provisions of this Article III, be entitled under the terms of this Warrant to receive a fraction of a share upon the exercise of this Warrant, the Company shall upon the exercise of this Warrant and receipt of the Exercise Price, issue the largest number of whole shares purchasable upon exercise of this Warrant. The Company shall not be required to make any cash or other adjustment in respect of such fraction of a share to which the Warrant Holder would otherwise be entitled. The Warrant Holder, by the acceptance of this Warrant, expressly waives the Warrant Holder's right to receive a certificate for any fraction of a share upon exercise hereof.

                                  ARTICLE IV.

                            FULLY PAID STOCK; TAXES

     The Company covenants and agrees that the shares of stock represented by each and every certificate representing Common Stock to be delivered on the exercise of the purchase rights herein provided for shall, at the time of such delivery, be validly issued and outstanding and be fully paid and nonassessable. The Company further covenants and agrees that it will pay when due and payable any and all federal, state and local taxes which may be payable in connection with the issuance of this Warrant or any Common Stock or certificates therefor or the exercise of the rights provided for pursuant to the provisions hereof, including without limitation any such taxes relating to the exercise of any purchase, conversion, or other rights contained herein, but specifically excluding any federal, state or local income taxes owing by the holders of the Warrant.

                                  ARTICLE V.

                           CLOSING OF TRANSFER BOOKS

     The right to exercise this Warrant shall not be suspended during any period that the stock transfer books of the Company may be closed. The Company shall not be required, however, to deliver certificates representing shares of its Common Stock upon such exercise while such books are duly closed for any purpose, but the Company may postpone the delivery of the certificates for such Common Stock until the opening of such books, and they shall, in such case, be delivered forthwith upon the opening thereof, or as soon as practicable thereafter.

                                  ARTICLE VI.

                            REPLACEMENT OF WARRANT

     Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and, in the case of such loss, theft or destruction, upon delivery to the Company of indemnity or security reasonably satisfactory to it and reimbursement to the Company of all reasonable expenses incidental thereto, or, in the case of any such mutilation, upon surrender and cancellation of this Warrant, the Company will make and deliver a new Warrant of like tenor, in lieu of this Warrant.

                                 ARTICLE VII.

                             RESERVATION OF SHARES

     The Company shall at all times reserve and keep available out of its authorized shares of Common Stock, solely for the purpose of issuance upon the exercise of this Warrant, such number of shares of Common Stock as shall be issuable upon the exercise of this Warrant. The Company covenants and agrees that, upon exercise of this Warrant and payment of the Purchase Price therefor, all shares of Common Stock issuable upon such exercise shall be duly and validly issued, fully paid and non-assessable.

                                 ARTICLE VIII.

 RESTRICTIONS ON TRANSFERABILITY OF WARRANTS AND SHARES; COMPLIANCE WITH LAWS

     Section 8.1 In General. This Warrant and the Warrant Shares issued upon the exercise hereof shall not be transferable except upon the conditions hereinafter specified, which conditions are intended to insure compliance with the provisions of the 1933 Act (or any similar federal statute at the time in effect) and any applicable state securities laws in respect of the transfer of this Warrant or any such Warrant Shares.

     Section 8.2 Restrictive Legends. Each Warrant shall bear on the face thereof a legend substantially in the form of the notice endorsed on the first page of this Warrant. Each certificate for shares of Common Stock initially issued upon the exercise of any Warrant and each certificate for shares of Common Stock issued to a subsequent transferee of such certificate shall, unless otherwise permitted by the provisions of this Section 8.2, bear on the face thereof a legend reading substantially as follows:

     THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), OR ANY APPLICABLE STATE SECURITIES LAW AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISPOSITION MAY BE EFFECTED WITHOUT (A) AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR
     (B) AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

     The Company need not register a transfer of this Warrant or the Warrant Shares unless the conditions specified in such legend are satisfied. In the event that a registration statement covering the Warrant Shares shall become effective under the 1933 Act and under any applicable state securities laws or in the event that the Company shall receive an opinion of counsel satisfactory to it that, in the opinion of such counsel, such legend is not, or is no longer, necessary or required (including, without limitation, because of the availability of the exemption afforded by Rule 144 of the General Rules and Regulations of the Securities and Exchange Commission), the Company shall, or shall instruct its transfer agents and registrars to, remove such legend from the certificates evidencing the Warrant Shares or issue new certificates without such legend in lieu thereof. All fees and expenses of counsel in connection with the rendition of the opinion provided for in this Section 8.2 shall be paid by the holder.

     Section 8.3 Notice of Proposed Transfer; Registration Not Required. The holder of this Warrant or of any Warrant Shares, by acceptance thereof, agrees to give prior written notice to the Company of such holder's intention to transfer such Warrant or the Warrant Shares relating thereto (or any portion thereof) describing briefly the manner and circumstances of the proposed transfer. Promptly after receiving such written notice, the Company shall present copies thereof to Company counsel and to counsel designated by such holder, who may be an employee of such holder. If in the opinion of each such counsel the proposed transfer may be effected without registration or qualification of such Warrant or the Warrant Shares under any federal or state law, the Company, as promptly as practicable, shall notify such holder of such opinion and of the terms and conditions, if any, to be observed, whereupon such holder shall be entitled to transfer such Warrant or Warrant Shares, all in accordance with the terms of the notice delivered to such holder by the Company. If either of such counsel is unable to render such an opinion (in which case said counsel shall set forth in writing the basis for the legal conclusions in this regard), the Company shall promptly notify such holder that the proposed transfer described in the written notice given pursuant to this subsection may not be effected without such registration or qualification or without compliance with the conditions of an exemptive regulation of the Commission and any applicable state securities regulatory authority. Such holder shall not be entitled to effect such transfer until such registration, qualification, exemption or other compliance has become effective. All fees and expenses of counsel in connection with the rendition of the opinions provided for in this subsection shall be paid by the holder requesting the transfer.

                                  ARTICLE IX.

                                 MISCELLANEOUS

     Section 9.1 Warrant Holder As Owner. Prior to due presentment for registration of transfer of this Warrant, the Company may deem and treat the Warrant Holder as the absolute owner of this Warrant (notwithstanding any notation of ownership or other writing hereon) for the purpose of any exercise hereof and for all other purposes, and the Company shall not be affected by any notice to the contrary.

     Section 9.2 Warrant Holder Not Shareholder. This Warrant does not confer upon the holder hereof any right to vote or to consent or to receive notice as a shareholder of the Company, as such, in respect of any matters whatsoever, or any other rights or liabilities as a shareholder, prior to the exercise hereof as hereinbefore provided.

     Section 9.3 Warrant Holder Representation. Notwithstanding anything to the contrary herein, the Warrant Holder represents and warrants that:

          (a) it acknowledges that the Warrant and the Warrant Shares have not been registered under the 1933 Act or any state securities laws,

          (b) the Warrants and the Warrant Shares (unless such Warrants and/or Warrant Shares, as the case may be, are registered under the 1933 Act and applicable state securities laws) are being and will be issued pursuant to an exemption from registration for non-public offerings or offerings to one or more accredited investors,

          (c) that the Warrant Holder is acquiring the Warrant and will acquire the Warrant Shares (unless such Warrants and/or Warrant Shares are registered under the 1933 Act and applicable state securities laws) for the Warrant Holder's own account and not with a view toward their distribution,

          (d) the Warrant Holder is an "accredited investor" as such term is defined in Regulation D promulgated under the Securities Act and has not been organized for the specific purpose of acquiring the Warrant Shares or the Warrant,

          (e) the Warrant Holder and its representatives have been solely responsible for the Warrant Holder's own "due diligence" investigations of the Company and its management and business, for its own analysis of the merits and risks of the investment, and for its own analysis of the fairness and desirability of the terms of the investment,

          (f) the Warrant Holder has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks associated with the Warrant and of protecting its interests in connection therewith,

          (g) the Warrant Holder is able to fend for itself in the transactions contemplated by this Warrant and has the ability to bear the economic risk of the investment, including complete loss of the investment,

          (h) the Warrant Holder is experienced in evaluating and investing in relatively early-stage, energy technology companies such as the Company, and

          (i) the Warrant Holder will not sell, offer for sale, pledge or otherwise hypothecate the Warrant or the Warrant Shares (unless such shares are registered under the 1933 Act and applicable state securities laws) in the absence of an opinion of counsel reasonably acceptable to the Company, that the sale, offer for sale, pledge or hypothecation of the Warrant and Warrant Shares is exempt from the registration and prospectus delivery requirements of the 1933 Act and applicable state securities laws.

     Section 9.4 Partial Exercise and Partial Assignment.

     (a) If this Warrant is exercised in part only, the holder shall upon surrender hereof be entitled to receive a new Warrant, registered in the name of the holder or its nominee. This Warrant may be assigned either in whole or in part by surrender of this Warrant at the principal office of the Company in Denver, Colorado (with the assignment or, as the case may be, partial assignment form at the end hereof duly executed). If this Warrant is assigned, a new Warrant shall be issued to the holder hereof, registered in the name of such holder or its nominee. The assignee shall also be entitled to receive a new Warrant, registered in the name of such assignee or its nominee.

     (b) Subject to the provisions of paragraph (a) of this Section 9.4 this Warrant and the Warrant Shares may not be sold or otherwise disposed of except as follows:

          (i) to a person who, in the opinion of counsel reasonably satisfactory to the Company, is a person to whom this Warrant or the Warrant Shares may legally be transferred without registration and without the delivery of a current prospectus under the 1933 Act with respect thereto and then only against receipt of an agreement of such person to comply with the provisions of this Warrant with respect to any resale or other disposition of such securities; or

          (ii) to any person upon delivery of a prospectus then meeting the requirements of the 1933 Act relating to such securities (as to which a registration statement under the 1933 Act shall then be in effect) and the offering thereof for such sale or disposition.

     Section 9.5 Successors. All the covenants, agreements, representations and warranties contained in this Warrant shall bind, and inure to the benefit of, the parties hereto and their respective heirs, executors, administrators, distributees, successors and assigns.

     Section 9.6 Severability. Should any part of this Warrant for any reason be declared invalid, such decision shall not affect the validity of any remaining portion, which remaining portion shall remain in force and effect as if this Warrant had been executed with the invalid portion thereof eliminated, and it is hereby declared the intention of the parties hereto that they would have executed and accepted the remaining portion of this Warrant without including therein any such part, parts or portion which may, for any reason, be hereafter declared invalid.

     Section 9.7 Notices. Any notices required to be given pursuant to the terms hereof shall be given (unless otherwise herein expressly provided) in writing and either (i) personally delivered, (ii) sent by certified, return receipt requested, (iii) sent by prepaid overnight courier, or (iv) transmitted by telecopier or similar device, with confirmation of receipt. Notices shall be addressed, if to holder of Warrants or Warrant Shares, to:

          Frank Cilluffo
          181 Pleasant Street
          Portsmouth, NH 03801

or to such other address of such holder appearing in the register maintained by the Company, and if to the Company, to:

          KFx Inc.
          3300 East First Avenue, Suite 290
          Denver, CO  80206
          Attention:  Chief Executive Officer

     For purposes of this Warrant, any notice sent by mail shall be demand given on the date deposited in the mail.

     Section 9.8 Headings. The Article headings in this Warrant are inserted for purposes of convenience only and shall have no substantive effect.

     Section 9.9 Law Governing. This Warrant is delivered in the State of New York and shall be construed and enforced in accordance with, and governed by, the laws of the State of New York, without regard to the conflict of laws rules of such jurisdiction.

     Section 9.10 Amendments and Modifications. This Warrant may be amended or modified only with the prior written consent of the holder hereof.

     WITNESS the seal of the Company and the signatures of its duly authorized officers.

                                        KFx INC.


                                        ---------------------------------
                                        Name: Theodore Venners
                                        Title: Chairman & CEO

(SEAL)

                                        ---------------------------------
                                        Name:    R. G. Swenson
                                        Title:   Vice President & Secretary

                                   KFx Inc.
                               SUBSCRIPTION FORM
  (To be executed by the Registered Holder in order to Exercise the Warrant)

     The undersigned hereby irrevocably elects to exercise the right to purchase __________ shares (the "Shares") of common stock, $.001 par value, (the "Common Stock") of KFx Inc. (the "Company") covered by the Common Stock Purchase Warrant, dated January 10, 2002 (the "Warrant") and herewith makes payment of the purchase price of such Shares in accordance with the terms of the Warrant. The undersigned requests a certificate for such Shares to be registered in the name of , whose address is . If said number of Shares is less than all of the Shares issuable under the Warrant, the undersigned further requests that a new warrant representing the right to acquire the remaining balance of the Shares to be registered in the name _____________, whose address is ____________________.

     The undersigned hereby represents and warrants that:

          (a) the Shares have not been registered under the Securities Act of 1933, as amended (the "Act") or any state securities laws,

          (b) the Shares (unless such Shares are registered under the Act and applicable state securities laws) are being and will be issued pursuant to an exemption from registration for non-public offerings or offerings to one or more accredited investors,

          (c) it is acquiring the Shares (unless such Shares are registered under the Act and applicable state securities laws) for its own account and not with a view toward their sale or distribution,

          (d) the Warrant Holder is an "accredited investor" as such term is defined in Regulation D promulgated under the Securities Act and has not been organized for the specific purpose of acquiring the Warrant Shares or the Warrant,

          (e) the Warrant Holder and its representatives have been solely responsible for the Warrant Holder's own "due diligence" investigations of the Company and its management and business, for its own analysis of the merits and risks of the investment, and for its own analysis of the fairness and desirability of the terms of the investment,

          (f) the Warrant Holder has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks associated with the Warrant and of protecting its interests in connection therewith,

          (g) the Warrant Holder is able to fend for itself in the transactions contemplated by this Warrant and has the ability to bear the economic risk of the investment, including complete loss of the investment,

          (h) the Warrant Holder is experienced in evaluating and investing in relatively early-stage, energy technology companies such as the Company, and

          (i) it will not sell, offer for sale, pledge or otherwise hypothecate the Shares (unless such Shares are registered under the Act and applicable state securities laws) in the absence of an opinion of counsel reasonably acceptable to the Company, that the sale, offer for sale, pledge or hypothecation of the Shares is exempt from the registration and prospectus delivery requirements of the Act and applicable state securities laws.

          (j) the Shares are being acquired in accordance with and subject to the terms, provisions and conditions of the Warrant, to all of which it hereby expressly assent.

                                            Very truly yours,

                                            ----------------------------

                           Print Name:
                                            ----------------------------

                           Address:
                                            ----------------------------

                                            ----------------------------

Receipt of the above is hereby acknowledged:

KFx Inc.

By:
     ------------------------------------
      Name:
      Title:
      Date:

                                   ASSIGNMENT

     FOR VALUE RECEIVED ______________________________________ hereby sells, assigns and transfers unto _______________________________________ the within
Warrant and all rights evidenced thereby and does irrevocably constitute and appoint, __________________ _____________________ as attorney-in-fact, to transfer the said Warrant on the books of the within named Company.


-------------------------------
Name:
Title:
Date:



                               PARTIAL ASSIGNMENT

     FOR VALUE RECEIVED ________________________________________ hereby sells, assigns and transfers unto ________________________________________ that portion of the within Warrant and the rights evidenced thereby which will on the date hereof entitle the holder to purchase ____________ shares of Common Stock of ___________________________, irrevocably constitute and appoint
_____________________________, attorney-in-fact, to transfer that part of the said Warrant on the books of the within named Company.


---------------------------------
Name:
Title:
Date: